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                                                                       EXHIBIT 1

           IDENTIFICATION AND CLASSIFICATION OF RELEVANT SUBSIDIARIES

Relevant Subsidiary                                       Item 3 Classification
-------------------                                       ---------------------
Odyssey America Reinsurance Corporation                           (C)
North River Insurance Company                                     (C)